   As filed with the Securities and Exchange Commission on December 7, 2001
                                                           Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         Global Imaging Systems, Inc.
            (Exact name of registrant as specified in its charter)

           Delaware                                                                                 59-3247752
(State or other jurisdiction of                                                        (IRS Employer Identification Number)
incorporation or organization)

                     3820 Northdale Boulevard, Suite 200A
                             Tampa, Florida 33624
              (Address of principal executive offices) (Zip code)

              Global Imaging Systems, Inc. 2001 Stock Option Plan
                           (Full title of the plans)

                               Thomas S. Johnson
                     President and Chief Executive Officer
                         GLOBAL IMAGING SYSTEMS, INC.
                     3820 Northdale Boulevard, Suite 200A
                             Tampa, Florida 33624
                    (Name and address of agent for service)

                                (813) 960-5508
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                             Suzanne A. Barr, Esq.
                            HOGAN & HARTSON L.L.P.
                          555 Thirteenth Street, N.W.
                           Washington, DC 20004-1109
                                (202) 637-5600

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                          Amount to be        Proposed maximum               Proposed maximum          Amount of
  Title of securities to be registered     registered    offering price per share(1)   aggregate offering price(1)  registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock ($.01 par value)                300,000           $5.44 - $13.12                  $1,651,200               $394.64
====================================================================================================================================

(1)Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and the aggregate offering price are based upon (a) the exercise price of outstanding options granted under the 2001 Stock Option Plan in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and (b) the average of the high and low prices of the registrant's common stock as reported on the Nasdaq National Market on December 6, 2001 in accordance with Rule 457(c) under the Securities Act for shares issuable pursuant to the 2001 Stock Option Plan and not subject to outstanding options. The following chart illustrates the calculation of the proposed maximum aggregate offering price for calculation of the registration fee:

====================================================================================================================================
                                                                                                               Proposed Maximum
                    Type of Shares                           Number of Shares    Offering Price Per Share  Aggregate Offering Price
------------------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding options under             297,500            $ 5.44 (1)(a)               $ 1,618,400
 the 2001 Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to the 2001 Stock Option                   2,500            $13.12 (1)(b)               $    32,800
 Plan and not subject to outstanding options
------------------------------------------------------------------------------------------------------------------------------------
Total Proposed Maximum Aggregate Offering Price                                                                  $ 1,651,200
====================================================================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to each recipient of an award under the Global Imaging Systems, Inc. 2001 Stock Option Plan as specified by Rule 428(b)(1) promulgated under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Global Imaging Systems, Inc. ("Global") hereby incorporates by reference into this registration statement the following documents filed with the Commission:

             (a) Global's Annual Report on Form 10-K for the year ended March 31, 2001;

             (b) Global's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001 and September 30, 2001;

             (c) All reports filed by Global with the Commission under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since March 31, 2001; and

             (d) The description of Global's common stock, $.01 par value per share ("Common Stock"), incorporated by reference into Global's registration statement on Form 8-A filed with the Commission on June 2, 1998 pursuant to Section 12 of the Exchange Act, which incorporates by reference the description of Global's Common Stock from Global's registration statement on Form S-1/A (No. 333-48103) filed with the Commission on June 17, 1998.

         All documents subsequently filed by Global pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (except, with respect to Current Reports on Form 8-K, any information furnished under item 9), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

         To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Hogan & Hartson L.L.P. of Washington, D.C. will pass upon the legality of the shares of Common Stock offered hereby for Global. J. Hovey Kemp, a partner of Hogan & Hartson L.L.P., owns approximately 8,100 shares of Global's common stock.

Item 6.  Indemnification Of Directors And Officers

         The Amended and Restated Certificate of Incorporation (the "Charter") and Amended and Restated Bylaws of Global provide for the indemnification of Global's directors and officers to the fullest extent permitted by law.

         As permitted by the Delaware General Corporation Law, the Charter provides that directors of Global shall not be personally liable to Global or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Global or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. As a result of this provision, Global and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

         Additionally, Global has entered into indemnification agreements with certain of its directors and officers which may, in certain cases, be broader than the specific indemnification provisions contained under applicable law. The indemnification agreements may require Global, among other things, to indemnify such officers, directors and key personnel against certain liabilities that may arise by reason of their status or service as directors, officers or employees of Global, to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified, and to cover such officers, directors and key employees under Global's directors' and officers' liability insurance policies to the maximum extent that insurance coverage is maintained.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The Index to Exhibits filed herewith and appearing immediately prior to the exhibits hereto is incorporated herein by reference.

Item 9.  Undertakings

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Global Imaging Systems, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of December 7, 2001.


                                      Global Imaging Systems, Inc.


                                      By:  /s/ Thomas S. Johnson
                                          --------------------------------------
                                          Thomas S. Johnson
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Thomas S. Johnson and Raymond Schilling, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of December 7, 2001.

                       Name                                                   Title
                       ----                                                   -----
             /s/ Thomas S. Johnson                       President, Chief Executive Officer and Director
--------------------------------------------------       (Principal Executive Officer)
                    Thomas S. Johnson

             /s/ Raymond Schilling                       Senior Vice President, Chief Financial Officer,
--------------------------------------------------       Secretary and Treasurer (Principal Financial
                    Raymond Schilling                    and Accounting Officer)


             /s/ Carl D. Thoma                          Chairman of the Board of Directors
--------------------------------------------------
                    Carl D. Thoma


             /s/ Bruce D. Gorchow                        Director
--------------------------------------------------
                    Bruce D. Gorchow

            /s/ William C. Kessinger                     Director
--------------------------------------------------
                    William C. Kessinger



            /s/ Mark M. Lloyd                            Director
--------------------------------------------------
                    Mark M. Lloyd



            /s/ R. Eric McCarthey                        Director
--------------------------------------------------
                    R. Eric McCarthey



          /s/ Edward N. Patrone                          Director
--------------------------------------------------
                    Edward N. Patrone

                               Index to Exhibits

  Exhibit
  Number                                Description
  ------                                -----------

   5 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

  23.1         The consent of Ernst & Young LLP.

  23.2         The consent of Hogan & Hartson L.L.P. (included as part of
               Exhibit 5).

  24 Power of Attorney (included on the signature page of the registration statement).

  99.1         Global Imaging Systems, Inc. 2001 Stock Option Plan.

  99.2         Form of Non-Incentive Stock Option Agreement.